UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2019, Trovagene, Inc. (the “Company”) entered into a Stock and Warrant Subscription Agreement (the “SPA”) with POC Capital, LLC (“POC”) pursuant to which the Company issued to POC at an aggregate issue price of $1,675,000 (i) 1,100,000 shares of its common stock (the “Common Stock”), (ii) 200,000 shares of its Series C Preferred Stock (as defined below) and (iii) a warrant (the “Warrant”) exercisable for 900,000 shares of its Common Stock, in exchange for POC funding clinical development of Onvansertib, the Company’s first-in-class, 3rd generation oral and highly selective PLK1 inhibitor in a Phase 1b/2 clinical trial in patients with metastatic colorectal cancer pursuant to a Master Services Agreement dated as of January 25, 2019 by and among the Company, Integrium, LLC and POC. The Warrant is exercisable at any time until January 25, 2024 at an exercise price of $0.627 per share. The Common Stock, Series C Preferred Stock and Warrant was offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

The foregoing description of each of the SPA and Warrant is not complete and is qualified in its entirety by reference to the full text of the SPA and Warrant, a copy of which is filed as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Stock, Series C Preferred Stock and Warrants is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2019, the Company filed a Certificate of Designations, Rights and Limitations (the “Series C COD”) of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) with the Secretary of the State of Delaware pursuant to which the Company designated 200,000 shares of preferred stock as Series C Preferred Stock in connection with the issuance of shares of Series C Preferred Stock to POC. Each share of Series C Preferred Stock is convertible into 10 shares of the Company’s common stock. Holders of Series C Preferred Stock are prohibited from converting such shares into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding (the “Beneficial Ownership Limitation”). Upon the liquidation, dissolution or winding-up of the Company, holders of Series C Preferred Stock will be entitled to receive the same amount that a holder of the Company’s common stock would receive if the Series C Preferred Stock were fully converted into shares of the Company’s common stock disregarding the Beneficial Ownership Limitation. Holders of shares of Series C Preferred Stock will be able to vote such shares on an as-converted basis; provided, however, in no event will a holder be entitled to vote a number of shares in excess of the Beneficial Ownership Limitation.

The foregoing description of the Series C Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Series C COD, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 8.01 Other Events.

On January 28, 2019, the Company issued a press release announcing its agreement with POC to fund clinical development of Onvansertib, its first-in-class, 3rd generation oral and highly selective Polo-like Kinase 1 (PLK1) inhibitor in a Phase 1b/2 clinical trial in patients with metastatic Colorectal Cancer (mCRC). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

4.1	Form of Warrant.

10.1	Stock and Warrant Subscription Agreement entered into as of January 25, 2019 by and between Trovagene, Inc. and POC Capital, LLC.

99.1	Press Release of Trovagene, Inc. dated January 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2019

TROVAGENE, INC.

By:	/s/ Thomas Adams
Thomas Adams
Chief Executive Officer